Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D or any successor form (including amendments thereto) and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. The persons named below further agree that Carlos Eduardo Aldrete Ancira has full power and authority, with full power of substitution, to act alone in the name of, and for and on behalf of, each of the undersigned, whether in their capacities as holders of securities of Fomento Economico Mexicano, S.A.B. de C.V. or as beneficiaries or members of the technical committee of the Irrevocable Trust No. 463 of Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, in any matter in connection with their joint filings on behalf of each of them of a statement on Schedule 13D or any successor form (including amendments thereto).

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Agreement this 8th day of June 2007.

/s/ Bancomer, S.A. F/25078-7*	/s/ Eugenio Garza Lagüera *
Bancomer, S.A. F/25078-7	Eugenio Garza Lagüera
/s/ Paulina Garza Lagüera Gonda*	/s/ Bárbara Garza Lagüera Gonda *
Paulina Garza Lagüera Gonda	Bárbara Garza Lagüera Gonda
/s/ Mariana Garza Lagüera Gonda*	/s/ Eva Gonda de Rivera *
Mariana Garza Lagüera Gonda	Eva Gonda de Rivera
/s/ Eva Maria Garza Lagüera Gonda*	/s/ Consuelo Garza Lagüera de Garza*
Eva Maria Garza Lagüera Gonda	Consuelo Garza Lagüera de Garza
/s/ Alfonso Garza Garza*	/s/ Bancomer, S.A. F/29490-0*
Alfonso Garza Garza	Bancomer, S.A. F/29490-0
/s/ Max Michel Suberville*	/s/ Alberto Bailleres Gonzalez*
Max Michel Suberville	Alberto Bailleres Gonzalez
/s/ Maria Teresa Gual Aspe. de Bailleres*	/s/ Inversiones Bursátiles Industriales, S.A. de C.V.*
Maria Teresa Gual Aspe. de Bailleres	Inversiones Bursátiles Industriales, S.A. de C.V.
/s/ Corbal, S.A. de C.V.*	/s/ Magdalena Michel de David*
Corbal, S.A. de C.V.	Magdalena Michel de David
/s/ Alepage, S.A.*	/s/ Bancomer, S.A. F/29013-0*
Alepage, S.A.	Bancomer, S.A. F/29013-0
/s/ Max David Michel*	/s/ Juan David Michel*
Max David Michel	Juan David Michel
/s/ Monique David de VanLathem*	/s/ Renee Michel de Guichard*
Monique David de VanLathem	Renee Michel de Guichard
/s/ Magdalena Guichard Michel*	/s/ Rene Guichard Michel*
Magdalena Guichard Michel	Rene Guichard Michel
/s/ Miguel Guichard Michel*	/s/ Graciano Guichard Michel*
Miguel Guichard Michel	Graciano Guichard Michel
/s/ Juan Guichard Michel*	/s/ Franca Servicios, S.A. de C.V.*
Juan Guichard Michel	Franca Servicios, S.A. de C.V.
/s/ Eugenio Garza Garza*	/s/ Patricio Garza Garza*
Eugenio Garza Garza	Patricio Garza Garza
/s/ Juan Carlos Garza Garza*	/s/ Eduardo Garza Garza*
Juan Carlos Garza Garza	Eduardo Garza Garza
/s/ Banco Invex, S.A. 463*	/s/ Bancomer, S.A. F/700005
Banco Invex, S.A. 463	Bancomer, S.A. F/700005
/s/ Bancomer, S.A. F/710004
Bancomer, S.A. F/710004

*By: /s/ Carlos Eduardo Aldrete Ancira
Carlos Eduardo Aldrete Ancira Attorney-in-fact